                                    EXHIBIT C

                              LETTER OF TRANSMITTAL

                                    Regarding

                                    Interests

                                       in

                       BLUE ROCK MARKET NEUTRAL FUND, LLC

                   Tendered Pursuant to the Offer to Purchase

                            Dated September 28, 2005


--------------------------------------------------------------------------------

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE

             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
          ON WEDNESDAY, OCTOBER 26, 2005, UNLESS THE OFFER IS EXTENDED.

--------------------------------------------------------------------------------

          Complete This Letter Of Transmittal And Return Or Deliver To:

                             UMB Fund Services, Inc.
                            803 West Michigan Street
                                     Suite A
                               Milwaukee, WI 53233

                 Attn: Jay B. Howard, Tender Offer Administrator



                           For additional information:


                              Phone: (414) 299-2000

                               Fax: (414) 299-2202

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Blue Rock Market Neutral Fund, LLC


Ladies and Gentlemen:

                  The undersigned hereby tenders to Blue Rock Market Neutral Fund, LLC (the "Fund"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the limited liability company interest in the Fund ("Interest" or "Interests" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated September 28, 2005 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

                  The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

                  The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby.

                  A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund.

                  The promissory note will also reflect the contingent payment portion of the purchase price (the "Contingent Payment"), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of the funds to the undersigned's account. The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of December 30, 2005 or, if the Offer is extended, approximately 65 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements which is anticipated to be completed not later than 60 days after March 31, 2006, the Fund's fiscal year end, and will be paid promptly thereafter.

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Blue Rock Market Neutral Fund, LLC


                  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:

UMB FUND SERVICES, INC., 803 WEST MICHIGAN AVENUE, SUITE A, MILWAUKEE, WI 53233,
ATTN: JAY B. HOWARD, TENDER OFFER ADMINISTRATOR.


FOR ADDITIONAL INFORMATION: PHONE: (414) 299-2000 FAX: (414) 299-2202.


PART 1. NAME AND ADDRESS:


        Name of Member:
                        --------------------------------------------------------

        Social Security No.

        or Taxpayer

        Identification No.:
                            ---------------------------------

        Telephone Number:   (     )
                            ---------------------------------

PART 2. AMOUNT OF LIMITED LIABILITY COMPANY INTEREST IN THE FUND BEING TENDERED:

        [ ]   Entire limited liability company interest.


        [ ] Portion of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value greater than: $500,000, or such other amount as is determined by the Board of Managers.

                                $_________________

        [ ] Portion of limited liability company interest in excess of the Required Minimum Balance.

              *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

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Blue Rock Market Neutral Fund, LLC


PART 3. PAYMENT.

        CASH PAYMENT

        Cash Payments shall be wire transferred to the following account:



                   ------------------------------------------
                                  Name of Bank

                   ------------------------------------------
                                 Address of Bank

                   ------------------------------------------
                                   ABA Number

                   ------------------------------------------
                                 Account Number


                   ------------------------------------------
                        Name Under Which Account Is Held


        PROMISSORY NOTE

        The promissory note reflecting both the initial and contingent payment portion of the purchase price, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.

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Blue Rock Market Neutral Fund, LLC


PART 4. SIGNATURE(S).


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FOR INDIVIDUAL INVESTORS                                     FOR OTHER INVESTORS:
AND JOINT TENANTS:



---------------------------------------------------          ---------------------------------------------------

Signature                                                    Print Name of Investor

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

 ON SUBSCRIPTION AGREEMENT)



---------------------------------------------------          ---------------------------------------------------

Print Name of Investor                                       Signature

                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

                                                              ON SUBSCRIPTION AGREEMENT)



---------------------------------------------------          ---------------------------------------------------

Joint Tenant Signature if necessary                          Print Name of Signatory and Title

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

 ON SUBSCRIPTION AGREEMENT)



---------------------------------------------------          ---------------------------------------------------

Print Name of Joint Tenant                                   Co-signatory if necessary

                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

                                                              ON SUBSCRIPTION AGREEMENT)

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                                      C-5
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Blue Rock Market Neutral Fund, LLC


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                                                             ---------------------------------------------------

                                                             Print Name and Title of Co-signatory


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Date:
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                                      C-6